               Section 240.14a-101  Schedule 14A.
          Information required in proxy statement.
                 Schedule 14A Information
   Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934
                        (Amendment No.  )
Filed by the Registrant [X]
Filed by a party other than the Registrant [ ]
Check the appropriate box:
[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section
     240.14a-12

                        ONEIDA LTD.
 .................................................................
     (Name of Registrant as Specified In Its Charter)


 .................................................................
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):
[X]  No fee required
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
           and 0-11

     (1) Title of each class of securities to which transaction applies:


     ............................................................

     (2) Aggregate number of securities to which transaction applies:


     .......................................................

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):


     .......................................................

     (4) Proposed maximum aggregate value of transaction:


     .......................................................

     (5)  Total fee paid:


     .......................................................

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

          (1) Amount Previously Paid:


          .......................................................

          (2) Form, Schedule or Registration Statement No.:


          .......................................................

          (3) Filing Party:


          .......................................................

          (4) Date Filed:


          .......................................................

                                     [Logo]

PETER J. KALLET
  Chairman of the Board,
  President and
  Chief Executive Officer

                                                                  April 24, 2001

TO OUR STOCKHOLDERS:

    You are cordially invited to attend ONEIDA LTD.'S 120th Annual Meeting on May 30, 2001.

    Details regarding time and place as well as the matters which will be considered at the meeting are described in the accompanying Notice and Proxy Statement.

    We hope that you can attend. However, whether or not you plan to attend, please sign and date the enclosed proxy card and return it promptly in the postpaid envelope we have provided. This will enable you to vote on the business to be transacted, whether or not you attend the meeting.

                                      Sincerely,

                                      Peter J. Kallet

                                  ONEIDA LTD.

                              -------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 30, 2001
                              -------------------

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of ONEIDA LTD. will be held in the Big Hall of the Mansion House at Kenwood in the City of Oneida, New York, on May 30, 2001 at 2 p.m. for the following purposes:

    (a) to elect four directors for a three-year term and until their respective successors shall be elected and qualify;

    (b) to consider and vote upon a proposal to approve the appointment of PricewaterhouseCoopers LLP as independent auditors for the fiscal year ending January 26, 2002; and

    (c) to transact such other business as may properly come before the meeting or any adjournment of it.

    Only holders of Common Stock of record at the close of business on April 16, 2001 are entitled to notice of or to vote at the meeting.

                                          By Order of the Board of Directors

                                          CATHERINE H. SUTTMEIER

                                          CATHERINE H. SUTTMEIER
                                                Secretary

Oneida, New York
April 24, 2001

    WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE SO YOUR STOCK CAN BE VOTED IN ACCORDANCE WITH THE TERMS OF THE PROXY STATEMENT.

                                  ONEIDA LTD.
                             ONEIDA, NEW YORK 13421

                           --------------------------

                                PROXY STATEMENT
                           --------------------------

    The solicitation of the enclosed proxy is made by the Board of Directors of Oneida Ltd. (the 'Corporation'), which will bear the cost of the solicitation. Regular employees of the Corporation may solicit proxies personally or by telephone. Expenses, including out-of-pocket expenses and charges which may be incurred or made by nominees or custodians solicited in obtaining authorization from their principals to execute proxies, will be borne by the Corporation. The Corporation has retained Corporate Investor Communications, Inc. to assist in the solicitation of proxies from banks, brokers and nominees for an estimated fee of $4,000.

    Proxies and proxy soliciting material were first mailed to stockholders on or about April 24, 2001.

    Only holders of record of the Common Stock of the Corporation as of the close of business April 16, 2001 are entitled to vote at the Annual Meeting. As of that date, there were outstanding 16,465,578 shares of Common Stock. Each share is entitled to one vote. The presence, in person or by proxy, of the holders of a majority of the outstanding shares entitled to vote is necessary for a quorum at the Annual Meeting.

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

    The following table lists the only stockholders known to the Corporation to be beneficial owners of more than five percent of the Corporation's Common Stock as of December 31, 2000.

                                                                   PERCENTAGE OF
                                                                  TOTAL NUMBER OF
                NAME AND ADDRESS                    NUMBER OF       OUTSTANDING
              OF BENEFICIAL OWNERS                 SHARES OWNED       SHARES
              --------------------                 ------------       ------
Chase Manhattan Bank, N.A. ......................   2,353,195          14.4%
    Trustee for the Benefit of the Oneida Ltd.
    Employee Stock Ownership Plan
    P.O. Box 1412
    Rochester, NY 14603(1)
National Rural Electric Cooperative Association
  Retirement and Security Program................   1,433,640           8.7%
    1800 Massachusetts Avenue, N.W.
    Washington, D.C. 20036(2)
AXA Financial, Inc. (formerly Sanford C.
  Bernstein) ....................................   1,150,700           7.1%
    1290 Avenue of the Americas, 11th Floor
    New York, NY 10104(3)
Ariel Capital Management, Inc. ..................   1,056,000           6.4%
    200 E. Randolph Drive
    Suite 2900
    Chicago, IL 60601(4)

---------

(1) On June 8, 1987, the Corporation established an Employee Stock Ownership Plan for the benefit of its Oneida Ltd. employees. The individual employee participants have sole voting power for the shares. The Corporation is the named fiduciary and administrator of the plan, and a committee appointed by the Board of Directors has sole dispositive power with regard to the shares, except that the individual employee participants have dispositive powers with regard to the shares in the event of a tender offer or any other offer or option to buy or exchange a significant number of shares in the trust. Chase Manhattan Bank, N.A., as trustee for the plan, has no discretionary power over the shares.

(2) The Corporation has received a copy of a Schedule 13G filed with the Securities and Exchange Commission by the National Rural Electric Cooperative Association Retirement and Security Program reporting beneficial ownership. This stockholder is described in the Schedule as an 'Employee Benefit Plan, Pension Fund which is subject to the provisions of the Employee Retirement Income Security Act of 1974, or Endowment Fund.'
                                              (footnotes continued on next page)

(footnotes continued from previous page)

(3) On October 2, 2000, Alliance Capital Management L.P. ('Alliance') acquired beneficial ownership of the shares of the Corporation that were formerly beneficially owned by Sanford C. Bernstein & Co., Inc. ('Bernstein') through Alliance's acquisition of the investment advisory assets of Bernstein. Ownership of these shares is reflected in the filings of AXA Financial, Inc., the parent company of Alliance.

(4) The Corporation has received a copy of a Schedule 13G filed with the Securities and Exchange Commission by Ariel Capital Management, Inc. reporting beneficial ownership. This stockholder is described in the Schedule as 'an investment adviser registered under section 203 of the Investment Advisers Act of 1940.'

                       ACTION TO BE TAKEN UNDER THE PROXY

    Unless the giver of the proxy directs otherwise, the shares represented by the accompanying proxy will be voted (a) for the election of four directors for a three-year term; and (b) for the proposal to approve the appointment of PricewaterhouseCoopers LLP as independent auditors. In each case where the giver of a proxy has directed that the proxy be voted otherwise, it will be voted according to the direction given. As to any other business which properly comes before the meeting or any adjournment of it, the persons acting under the proxy intend to vote according to their judgment. Management is not aware of any such other matters of business.

                              REVOCATION OF PROXY

    Anyone who gives a proxy may still vote in person. The giver may revoke the proxy at any time before it has been exercised. In this event, written notice of revocation should be filed with the Secretary of the Corporation.

                     SIGNATURES ON PROXIES IN CERTAIN CASES

    If stock is registered in the name of two or more trustees or other persons, the proxy should be signed by each of them. If stock is registered in the name of a decedent, the proxy should be signed by an executor or administrator, whose title should follow the signature. If a stockholder is a corporation, the enclosed proxy should be signed by an executive officer, whose title should be indicated.

                             ELECTION OF DIRECTORS

NOMINEES FOR DIRECTORS

    The Corporation's Board of Directors is divided into two classes of three directors and one class of four directors serving staggered three-year terms. At the 2001 Annual Meeting, stockholders are being asked to elect three directors, each for a three-year term expiring at the 2004 Annual Meeting. An affirmative vote of the majority of stockholders present in person or by proxy is necessary for the election of these directors.

    Three nominees, William F. Allyn, Gregory M. Harden and Catherine H. Suttmeier, are members of the present Board of Directors and each was elected to a three-year term in 1998. The Board has nominated Allan H. Conseur to become the fourth member of the present class of directors. Mr. Conseur is Executive Vice President of the Corporation and has responsibility for the Corporation's foodservice, international and home stores divisions.

    Each nominee has consented to being named in this Proxy Statement and to serve if elected. The Management has no reason to believe that any of the nominees will be unable or unwilling to serve. Should any nominee named in the table become unable or unwilling to accept nomination or election as a director, the persons acting under the proxy intend to vote for the election in his or her stead of such other person as the Management may recommend.

    We note with sadness the death of Raymond T. Schuler on November 24, 2000. Mr. Schuler served as a Director for more than a dozen years, and his leadership, judgment and personal presence will be missed.

                        NOMINEES FOR THREE-YEAR TERM EXPIRING MAY 26, 2004
WILLIAM F. ALLYN (b) (c) ...................................  President, Welch Allyn Ventures, LLC
Director since 1989, Age 65
In the year 2000 Mr. Allyn was appointed to this position and he retired as President of Welch
Allyn, Inc., a position he held for more than five years. Mr. Allyn is a director of Niagara Mohawk
Power Corporation and M&T Bank.

ALLAN H. CONSEUR ...........................................  Executive Vice President
Age 52
Mr. Conseur was elected Executive Vice President of the Corporation in 1999. He also has held the positions of President, THC Systems, Inc. (Rego China) since that company was acquired by the
Corporation in 1996 and President, Oneida International, Inc. since 1998.

GREGORY M. HARDEN (a) (b) (c) ..............................  President and
Director since 1998, Age 44                                   Chief Executive Officer,
                                                              Harden Furniture Co., Inc.
Mr. Harden has held the above position for the past five years. Mr. Harden is a director of Daniel
Green Co., Inc. and Utica Mutual Insurance Co.

CATHERINE H. SUTTMEIER (a) .................................  Corporate Vice President,
Director since 1998, Age 44                                   Secretary and General Counsel
Ms. Suttmeier has held the above position for more than the past five years.

                  DIRECTORS CONTINUING IN OFFICE WHOSE TERM EXPIRES MAY 29, 2002

J. PETER FOBARE (a) ........................................  Senior Vice President and
Director since 1998, Age 51                                   General Manager, Oneida Consumer
                                                              Retail Division
Mr. Fobare has held the above position for more than the past five years.

WHITNEY D. PIDOT (d) .......................................  Managing Partner, Shearman &
Director since 1996, Age 57                                   Sterling, Attorneys, New York
Mr. Pidot has been a partner with Shearman & Sterling for more than the past five years. Shearman &
Sterling has served as counsel to the Corporation for more than the past five years.

WILLIAM M. TUCK (b) (c) ....................................  Former President, Crouse-Hinds
Director since 1996, Age 65                                   Division of Cooper
                                                              Industries, Inc.
Mr. Tuck retired as President of Crouse-Hinds in 1998. He had held that position for more than the past five years.

                  DIRECTORS CONTINUING IN OFFICE WHOSE TERM EXPIRES MAY 28, 2003

GEORGIA S. DERRICO (b) (c) .................................  Chairman of the Board and Chief
Director since 1982, Age 56                                   Executive Officer, Southern
                                                              Financial Bancorp, Inc.
Ms. Derrico has held the above position for more than the past five years.

R. QUINTUS ANDERSON (b) (c) ................................  Chairman of the Board,
Director since 1994, Age 70                                   Aarque Capital Corporation
Mr. Anderson has held the above position for more than the past five years. He is a director of
Cold Metal Products, Inc. and Northwestern Mutual Life Insurance Company.

PETER J. KALLET (a) ........................................  Chairman of the Board, President and
Director since 1996, Age 54                                   Chief Executive Officer
Mr. Kallet was elected Chairman of the Board in May, 2000 and Chief Executive Officer in December,
1998. He has served as President and Chief Operating Officer since 1996 and previously was Senior
Vice President and General Manager of the Oneida Foodservice Division.

---------

 (a) Member of Executive Committee.

 (b) Member of Audit Committee.

 (c) Member of Management Development and Executive Compensation Committee.

 (d) Of counsel to the Audit Committee and Management Development and Executive Compensation Committee.

                        SECURITY OWNERSHIP OF MANAGEMENT

    The following table lists the Corporation's Common Stock beneficially owned by the management and directors of the Corporation as of March 15, 2001:

                                                               NUMBER OF
NAME OF BENEFICIAL OWNER                                      SHARES OWNED
------------------------                                      ------------
William F. Allyn............................................      7,593(1)
R. Quintus Anderson.........................................     78,139(1)
Allan H. Conseur............................................     20,078(2)(3)
Harold J. DeBarr............................................     46,877(2)(3)
Georgia S. Derrico..........................................     25,415(1)
J. Peter Fobare.............................................     53,889(2)(3)
Gregory M. Harden...........................................     46,184(1)
Peter J. Kallet.............................................     87,734(2)(3)
Robert L. Lupica............................................     12,971(2)(3)
Whitney D. Pidot............................................     10,945(1)
Catherine H. Suttmeier......................................     30,038(2)(3)
William M. Tuck.............................................      5,440(1)
Nominees for director and directors and officers as a
  group.....................................................    611,295(1)(2)(3)

The nominees and directors and officers as a group own 3.7% (1)(2)(3)

---------

(1) Includes 3,000 shares which as of March 15, 2001 could be acquired within 60 days upon the exercise of options under the 1998 Non-Employee Director Stock Option Plan.

(2) Includes shares which as of March 15, 2001 could be acquired within 60 days upon the exercise of options in the following amounts: A. Conseur -- 9,700;
    H. DeBarr -- 24,600; J. P. Fobare -- 24,709; P. Kallet -- 31,435;
    R. Lupica -- 11,700; C. Suttmeier -- 18,613; and other Executive Officers as a group -- 84,709.

(3) Includes shares held indirectly through the Corporation's Employee Stock Ownership Plan in the following amounts: A. Conseur -- 394;
    H. DeBarr -- 6,957; J. P. Fobare -- 6,778; P. Kallet -- 10,881;
    R. Lupica -- 137; C. Suttmeier -- 4,324; and other Executive Officers as a group -- 29,496.

MEETINGS OF THE BOARD OF DIRECTORS AND STANDING COMMITTEES

    During the past fiscal year, the Board of Directors held eleven meetings. All directors attended more than seventy-five percent of the total number of meetings of the Board of Directors and of the standing committees on which they served. Certain members designated in the Election of Directors section attended the following standing committee meetings:

    Audit Committee. During the past fiscal year, the committee met on three occasions. None of the members of the committee is an officer or an employee of the Corporation. The committee reviews and makes recommendations to the Board of Directors with respect to the independent accountants' management letter and reviews the accounting systems and controls of the Corporation on a continuing basis.

    Management Development and Executive Compensation Committee. During the past fiscal year, the committee met on five occasions. None of the members of the committee is an officer or an employee of the Corporation. The committee reviews and establishes the salaries of the officers who are compensated at an annual basic rate of $150,000 or more. The committee also makes recommendations to the Board of Directors with respect to the organization, management and personnel of the Corporation and has responsibility for administering the Corporation's stock option plans, restricted stock awards, deferred compensation and incentive compensation plans.

    The Corporation does not have a standing Nominating Committee.

DIRECTORS' COMPENSATION

    Directors who are not employees of the Corporation receive $14,000 on an annual basis for serving as directors of the Corporation. They also receive $1,250 per Board meeting, $750 each for the first two committee meetings held on the day of regular Board meetings, $400 for the third committee meeting held on the day of regular meetings and $750 for special committee meetings not held on the day of regular Board meetings. Committee chairpersons receive an additional $50 per committee meeting.

    Under the Oneida Ltd. 2000 Non-Employee Directors' Equity Plan, each non-employee director may elect to receive all or a portion of his or her annual retainer in Common Stock of the Corporation. The total number of shares is determined by dividing the number of the annual retainer that the director has elected to receive in Common Stock by the average closing price of the stock for the five day period immediately preceding the Board of Directors meeting at which annual retainers are paid. This year Ms. Derrico and Messrs. Anderson, Pidot and Tuck each received 805 shares pursuant to the Plan, and Mr. Allyn received 403 shares representing a partial election.

    Pursuant to the 1998 Non-Employee Directors Stock Option Plan, each newly elected and continuing non-employee member of the Board of Directors is granted an option to purchase 1,000 shares of the Corporation's Common Stock at each Annual Meeting of Stockholders. All director options have a per share exercise price equal to the fair market value of the shares on the date of grant. Director options automatically vest and become exercisable upon the earlier of
(i) twelve months from date of grant or (ii) the Annual Meeting of Stockholders which is immediately following the Annual Meeting at which the applicable director option was granted. All director options expire ten years from date of grant.

    Retiring non-employee directors who serve ten years or more on the Board continue to receive their retainer for ten years following their retirement. Non-employee directors who retire with five to ten years of service receive 50% of their annual retainer for the ten-year period after retirement.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

    The following table shows for the past three fiscal years the cash compensation paid by the Corporation and its subsidiaries, as well as certain other compensation paid or accrued, to the Corporation's Chief Executive Officer and each of the Corporation's four other most highly compensated executive officers.

                                                                                        LONG TERM COMPENSATION
                                                                                   ---------------------------------
                                          ANNUAL COMPENSATION                        AWARDS           PAYOUTS
                       ---------------------------------------------------------   ----------   --------------------
                                                                                   RESTRICTED
 NAME AND PRINCIPAL                        CASH         STOCK       OTHER ANNUAL     STOCK      OPTIONS      LTIP
      POSITION         YEAR    SALARY    INCENTIVE   INCENTIVE(1)   COMPENSATION   AWARDS(2)       #      PAYOUTS(3)
      --------         ----    ------    ---------   ------------   ------------   ---------    -------   ----------
Peter J. Kallet,       2000   $340,000   $159,100      $     0           $0         $57,494     50,000        $0
 Chairman of the       1999    290,000    337,620            0            0          62,604     12,000         0
 Board, President and  1998    260,000    189,030       12,543            0          35,624     25,000         0
 CEO

Allan H. Conseur,      2000    374,000    160,875            0            0               0     25,000         0
 Executive             1999    364,000    225,000            0            0               0      6,000         0
 Vice President        1998    364,000    150,000            0            0               0     12,500         0

J. Peter Fobare        2000    189,372     67,925            0            0               0     15,000         0
 Senior Vice           1999    183,372     60,000            0            0               0      6,000         0
 President             1998    179,776     58,100            0            0               0     17,500         0
 and General Manager,
 Consumer Retail
 Division

Robert L. Lupica       2000    170,000     67,925            0            0               0     20,000         0
 Corporate Senior      1999    164,000     80,000            0            0               0      6,000         0
 Vice President        1998    126,000     70,000            0            0               0     15,000         0

Harold J. DeBarr       2000    152,400     75,075            0            0               0     20,000         0
 Corporate Senior      1999    122,400    105,000            0            0               0      6,000         0
 Vice President,       1998    120,000     58,100            0            0               0     15,000         0
 Manufacturing and
 Engineering


 NAME AND PRINCIPAL       ALL OTHER
      POSITION         COMPENSATION(4)
      --------         ---------------
Peter J. Kallet,           $3,799
 Chairman of the            6,229
 Board, President and       4,830
 CEO

Allan H. Conseur,           1,758
 Executive                  2,696
 Vice President             2,336

J. Peter Fobare             3,503
 Senior Vice                5,536
 President                  4,381
 and General Manager,
 Consumer Retail
 Division

Robert L. Lupica            1,580
 Corporate Senior           1,178
 Vice President                 0

Harold J. DeBarr            3,976
 Corporate Senior           6,460
 Vice President,            4,900
 Manufacturing and
 Engineering

---------

(1) Mr. Kallet was awarded 900 shares for 1998 pursuant to the incentive plan based on three-year performance of the Corporation's Common Stock, as described below on page 9; shares are valued at the market price on the date of allocation.

(2) Mr. Kallet was awarded 3,230 shares of Common Stock for 2000, 3,384 shares for 1999 and 2,556 shares for 1998, based on the Corporation's performance, pursuant to the incentive plan for the chief executive and chief operating officers, which is described below on page 9.

(3) LTIP: Long-Term Incentive Payments.

(4) This category included (i) allocation of shares to the Employee Stock Ownership Plan, a defined contribution retirement plan, as follows: for 2000, P. Kallet -- 207; A. Conseur -- 92; J. P. Fobare -- 189;
    R. Lupica -- 82; H. DeBarr -- 217; for 1999, P. Kallet -- 221; A.
    Conseur -- 96; J. P. Fobare -- 200; R. Lupica -- 54; and H. DeBarr -- 247; and for 1998, P. Kallet -- 142; A Conseur -- 61; J. P. Fobare -- 127; and
    H. DeBarr -- 153; shares are valued at the market price on the dates of allocations; and (ii) the Corporation's matching contributions to the executives' 401(k) savings accounts; the Corporation's contributions for Messrs. Kallet, Conseur, Fobare and DeBarr for 2000 were $125 and for 1998 were $500.

STOCK OPTIONS

    The following table contains information concerning the grant of stock options under the Corporation's 1998 Stock Option Plan to the Corporation's Chief Executive Officer and each of the Corporation's four other most highly compensated executive officers as of the end of the past fiscal year.

                       OPTION GRANTS IN PAST FISCAL YEAR

                                                      INDIVIDUAL GRANTS
                       -------------------------------------------------------------------------------
                                                                                POTENTIAL REALIZABLE
                                                                                  VALUE AT ASSUMED
                                                                                   ANNUAL RATES OF
                                     % OF TOTAL                                      STOCK PRICE
                         SHARES       OPTIONS                                     APPRECIATION FOR
                       UNDERLYING    GRANTED TO      EXERCISE                        OPTION TERM
                        OPTIONS     EMPLOYEES IN     OR BASE      EXPIRATION   -----------------------
NAME                    GRANTED     FISCAL YEAR    PRICE ($/SH)      DATE       5%($)         10%($)
----                    -------     -----------    ------------      ----       -----         ------
P. Kallet............    50,000         14.8          $18.38         2010      578,000       1,464,500
A. Conseur...........    25,000          7.4           18.38         2010      289,000         732,300
J. P. Fobare.........    15,000          4.5           18.38         2010      173,400         439,400
R. Lupica............    20,000          5.9           18.38         2010      231,200         585,800
H. DeBarr............    20,000          5.9           18.38         2010      231,200         585,800

    NOTE: The 1998 Stock Option Plan provides for grants of Common Stock options to executive officers and key employees of the Corporation and its subsidiaries. The exercise price for shares granted is the market value of the shares on the date of the grant. The exercise price may be paid by cash; from time to time payment has been allowed in other forms, including by exchange of Common Stock of the Corporation previously held by the executive. The vesting schedule as well as the term during which an option may be exercised are established at the time of the grant.

    The following table sets forth information with respect to the named executives concerning the exercise of options during the past fiscal year and unexercised options held at the end of the fiscal year.

                AGGREGATED OPTION EXERCISES IN PAST FISCAL YEAR
                        AND FISCAL YEAR-END OPTION VALUE

                                                                                VALUE OF
                                                               NUMBER OF       UNEXERCISED
                                                              UNEXERCISED     IN-THE-MONEY
                                                              OPTIONS AT       OPTIONS AT
                                                               FY-END(#)        FY-END($)
                                   SHARES                    -------------      ---------
                                 ACQUIRED ON      VALUE      EXERCISABLE/     EXERCISABLE/
NAME                             EXERCISE(#)   REALIZED($)   UNEXERCISABLE    UNEXERCISABLE
----                             -----------   -----------   -------------    -------------
P. Kallet......................     3,000        18,885      31,435/80,600   $126,598/29,340
A. Conseur.....................         0             0       9,700/39,550     17,604/11,736
J. P. Fobare...................     1,984        38,184      24,709/33,900    122,783/17,604
R. Lupica......................         0             0      11,700/36,800     22,005/14,670
H. DeBarr......................         0             0      24,600/36,800    131,772/14,670

PENSION PLAN TABLE

    The following table shows estimated annual retirement benefits payable at age 65 under the Corporation's qualified defined benefit plan.

FINAL AVERAGE
ANNUAL EARNINGS                               10 YEARS   20 YEARS   30 YEARS   40 YEARS
---------------                               --------   --------   --------   --------
$100,000....................................  $ 8,756    $17,512    $ 26,268   $ 35,024
$120,000....................................   10,656     21,312      31,968     42,624
$150,000....................................   13,506     27,012      40,518     54,024
$200,000....................................   18,256     36,512      54,768     73,024
$300,000....................................   27,756     55,512      83,268    111,024
$400,000....................................   37,256     74,512     111,768    149,024
$500,000....................................   46,756     93,512     140,268    187,024

    Compensation covered by the plan includes base salary and cash incentives reported in the Summary Compensation Table. The normal retirement benefit at age 65 is based on years of service and the average annual compensation during the three highest paid consecutive calendar years from the ten years of employment preceding retirement. Years of service for the purpose of determining benefits for the named executives are P. Kallet -- 32 years, A. Conseur -- 4 years; J. P. Fobare -- 27 years, R. Lupica -- 1 year; and H. DeBarr -- 36 years.

    The Internal Revenue Code and the Employee Retirement Income Security Act of 1974 limits the amount of benefit that can be paid under the plan to $140,000 and the maximum compensation that can be taken into account in establishing benefits to $170,000.

    These named executives also participate in the Oneida Ltd. Employee Stock Ownership Plan, a defined contribution plan. Allocations for the past fiscal year are reported in the Summary Compensation Table.

    In addition to the retirement benefits described above, the Corporation maintains a Restoration Plan for key employees and officers selected by the Compensation Committee. The Chief Executive Officer and the other named executives are participants. The Restoration Plan guarantees (a) the benefit under the Pension Plan described above as if the limitations imposed by the Internal Revenue Code did not apply, plus (b) an annual retirement allowance equaling 50% for Mr. Kallet and 40% for other participants of their average annual compensation, actuarially reduced if the participant retires before age 62, and offset by the participating officer's other retirement benefits, including restoration benefits. The benefit is forfeited if the participant retires before age 55.

CHANGE IN CONTROL AGREEMENTS

    The Corporation has entered into Change in Control Agreements with the five named executive officers dated November 15, 1999. The agreements, in general, provide that in the event the officer's employment is terminated as a result of a Change in Control, the officer will be entitled to a severance payment equal to 2.99 times his or her average annual compensation (as defined), health insurance for three years following termination and a supplemental pension benefit.

    These agreements define a 'Change in Control' as an event where (a) any individual, partnership, firm, corporation, association, trust, unincorporated organization or other entity or person, or any syndicate or group deemed to be a person under Section 14(d)(2) of the Exchange Act is or becomes the 'beneficial owner' (as defined in Rule 13d-3 of the General Rules and Regulations under the Exchange Act), directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company's then outstanding securities entitled to vote in the election of directors of the Company; (b) during any period of two consecutive years (not including any period prior to the effective date of this Agreement), individuals who at the beginning of such periods constituted the Board and any new directors, whose election by the Board or nomination for election by the Company's stockholders was approved by a vote of at least three-fourths of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; (c) there occurs a reorganization, merger, consolidation or other corporate transaction involving the Company (a 'Business Combination'), in each case with respect to which stockholders of the Company immediately prior to such transaction do not, immediately after such transaction, own directly or indirectly more than 50% of the combined voting power of the Company or other corporation resulting from such Business Combination in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the voting securities of the Company; (d) all or substantially all of the assets of the Company are sold, liquidated or distributed; or (e) there occurs a transaction that constitutes a change in the (i) ownership of the Company,
(ii) effective control of the Company or (iii) effective ownership of a substantial portion of the assets of the Company, as determined pursuant to Internal Revenue Code Section 280G and the regulations promulgated thereunder.

    The agreements provide for a full tax gross up for all excise taxes incurred under the 'golden parachute' rules of the Internal Revenue Code.

    In 1989 the Board of Directors also approved an Employee Security Plan which provides severance benefits for all eligible employees of the Corporation who lose their jobs in the event of a Change in Control. Employees are eligible for these benefits if they have one year or more of service. Executive officers who are parties to the agreements described above are not eligible for Employee Security Plan benefits.

                          BOARD COMPENSATION COMMITTEE
                        REPORT ON EXECUTIVE COMPENSATION

    Decisions on compensation of the Corporation's executives generally are made by the Management Development and Executive Compensation Committee of the Board of Directors ('Compensation Committee'). This committee consists of five non-employee directors of the Corporation. Mr. Pidot serves the committee in the capacity of counsel.

    This Compensation Committee report provides the policies and philosophy underlying decisions regarding executive compensation for 2000 and how they affected Mr. Kallet, in particular, and in general Messrs. Conseur, Fobare, Lupica and DeBarr -- the four executive officers other than Mr. Kallet who for 2000 were the Corporation's most highly paid executive officers.

ONEIDA'S EXECUTIVE COMPENSATION POLICIES

    Oneida's executive compensation programs are designed to retain and reward executives who are capable of leading the Corporation to achieve its business objectives in an industrial and market environment characterized by growth, complexity, competition and change.

    Increasingly, compensation is provided in the form of cash or stock-based incentive plans intended to integrate pay with the Corporation's annual and long-term performance goals, recognizing both individual initiative and achievements as well as contributions toward overall divisional and corporate performance.

    Executives other than the named executive officers are eligible for selection as participants in the Corporation's executive incentive plans. Moreover, all employees of the Corporation's Oneida Silversmiths Division participate in an annual profit sharing plan based on the performance of their business unit. However, these employees typically receive a larger percentage of their compensation in salary than do senior executives.

    As a result of the emphasis on tying executive compensation to business performance, compensation may fluctuate from year to year. Historically, in successful years, a substantial portion of executives' total compensation was earned through incentives. In less profitable years, less or no incentive compensation is paid.

    Annual compensation for Oneida's executive management consists of three elements:

        1. Salary -- In general, salaries are influenced by compensation paid to executives of corporations with similar revenues and scopes of operation. Within that framework, individual salaries reflect personal contribution and performance as well as experience and years of service. In evaluating an executive's personal contribution and performance, the Corporation considers the individual's contribution to the overall performance of the Corporation or division; effectiveness in budget management; performance in assigned special projects; and managerial ability.

        2. Annual Cash Incentive -- These annual incentive payments are tied directly to corporate or business unit performance:

           a. Corporate -- For executives with corporate responsibilities, their incentive measurements for 2000 were Return on Equity and Income before Taxes. These two factors reflect the Corporation's relative emphasis on return and growth; and

           b. Other -- For executives whose responsibilities are limited to a division or subsidiary, incentives are based on their business unit's operating income and cash flow.

        3. Stock Awards and Options -- The Corporation believes its senior executives should have a greater equity interest in the Corporation as a way of aligning their interests with those of stockholders. Long-term incentive programs have been designed with this interest in mind:

           a. Stock option grants -- These provide an incentive that focuses executives' attention on managing the Corporation from the perspective of an owner with an equity stake in the business. Because the option price is the fair market value of a share at the time of the grant, stock options are tied to the future performance of stock and will provide value to the recipient only when the price of stock rises above the option grant price; and

           b. Restricted stock awards -- The Corporation's plan is intended to promote the growth and profitability of the Corporation by providing long-term equity rewards to key employees who are expected to have a significant impact on the performance of the Corporation. These awards provide a long-term focus since, in general, the stock is restricted from being sold, transferred or assigned and is forfeitable until it vests.

THE CHIEF EXECUTIVE'S 2000 COMPENSATION

    SEC regulations require the Compensation Committee to discuss its basis for decisions affecting the chief executive's 2000 compensation in relation to the Corporation's performance during the past fiscal year.

    The Compensation Committee's general approach in setting the chief executive's annual compensation seeks to reflect compensation levels of other corporations with similar revenues and scopes of operation, but to provide a large percentage of his target compensation based on objective long-term performance criteria. This provides an incentive to work toward clearly defined long-term goals while providing stability by giving the chief executive some certainty in the level of his compensation through the non-performance based elements.

    The chief executive's compensation package includes two performance-based incentive programs -- one based on the long-term performance of the Corporation's stock and the other based on corporate performance during the previous year. The incentive programs have had the effect of more directly tying compensation to the Corporation's performance. As a result, overall compensation for the chief executive declined last year as performance fell below the levels achieved the previous year.

    In the stock performance-based plan, payouts are determined by the average annual growth in earnings per share of the Corporation's Common Stock over the prior three-year period. In years when the performance goals are met, the chief executive officer may elect to receive his award in cash or stock or a combination of both. A stock selection is encouraged by setting the election price at 80 percent of the average Common Stock prices on the last day of each of the preceding four fiscal quarters.

    Mr. Kallet received no incentive under this plan because its performance goals were not met.

    The remainder of Mr. Kallet's performance-based compensation for 2000 derived from the plan for the chief executive officer which provides for annual cash incentives as well as restricted stock awards based on corporate performance during the preceding fiscal year. The features of this plan are:

        1. Payouts are based on a formula of 50 percent Return on Equity and 50 percent Income before Taxes, reflecting the Corporation's present relative emphasis on return and growth;

        2. The plan incorporates base or platform performance objectives which must be met before any payments are made. These performance objectives are set for a two-year period. They are based on goals for good performance, rather than levels which happen to be attainable in a given year; and

        3. In years when performance goals are met, in addition to his cash incentive, the Chief Executive Officer will be considered for a restricted stock award. The value of the stock award will be one-third of the profit sharing payout, with the number of shares determined by market price.

    Mr. Kallet's cash and stock incentives under this plan were based on achieving 56 percent of the plan's target amount.

    In 2000, Mr. Kallet's salary reflects an increase of 17 percent in comparison with the preceding year.

    The chief executive's overall compensation for 2000 further reflects the awards provided in his performance-based incentives. As such, it is directly related to the performance of continuing operations of the Corporation during the past fiscal year, which fell below levels achieved in the previous year.

    Mr. Kallet, with other Corporation executives, participates in the stock option program discussed above.

SUBMITTED BY THE MANAGEMENT DEVELOPMENT AND EXECUTIVE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

Georgia S. Derrico, Chairman
William F. Allyn
R. Quintus Anderson
Gregory M. Harden
William M. Tuck

                           REPORT OF AUDIT COMMITTEE

To the Board of Directors

    We have reviewed and discussed with management the Company's audited financial statements as of and for the year ended January 27, 2001.

    We have discussed with PricewaterhouseCoopers LLP the matters required to be discussed by Statement on Auditing Standards No 61, Communication with Audit Committees, as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants.

    We have received and reviewed the written disclosures and the letter from PricewaterhouseCoopers LLP required by Independence Standard No. 1, Independence Discussions with Audit Committees, an amended, by the Independence Standards Board, and have discussed with the auditors the auditors' independence.

    Based on the reviews and discussions referred to above, we recommend to the Board of Directors that the financial statements referred to above be included in the Company's Annual Report on Form 10-K for the year ended January 27, 2001.

    We have also considered whether the provision of services by PricewaterhouseCoopers LLP not related to the audit of the financial statements referred to above and to the reviews of the interim financial statements included in the Company's Forms 10-Q for the quarters ended April 29, 2000, July 29, 2000 and October 28, 2000 is compatible with maintaining
PricewaterhouseCoopers LLP's independence.

William F. Allyn, Chairman
R. Quintus Anderson
Georgia S. Derrico
Gregory M. Harden
William M. Tuck

                     COMPENSATION COMMITTEE INTERLOCKS AND
                             INSIDER PARTICIPATION

    Mr. Pidot sits on the Management Development and Executive Compensation Committee by invitation as counsel.

                      1996-2001 STOCKHOLDERS' RETURN GRAPH

    The following line graph compares the cumulative total stockholder return of the Corporation's Common Stock with returns for the Russell 2000 Index and a 'Housewares Peer Group' for the period covering the Corporation's past five fiscal years. Proxy statement disclosure rules adopted by the Securities and Exchange Commission ('SEC') require such a total stockholder return comparison using both a broad-based stock price index and a line-of-business comparator group. The composite of the Russell 2000 Index meets the broad-based stock price index requirement, which permits market capitalization to be a factor. The median market capitalization of the Russell 2000 Index companies was slightly under $500 million as of the last reconstitution of the index. The Corporation's average start-of-year market capitalization for the five-year performance period was $301 million.

    The 'Housewares Peer Group' is comprised of those companies, currently included in the Investors Business Daily 'Housewares' stock price index, which had market capitalizations of less than $750 million at the start of each of the fiscal years covered by the graph. These companies are: Home Products Intl., Libbey and Lifetime Hoan.

    The return values set forth below and plotted on the graph are based on an initial investment of $100 on January 31, 1996, in the Corporation's Common Stock, and each of the two comparator investment groups, with all dividends treated as reinvested, and each component company within an investment group weighted by its start-of-year market capitalization.


                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN*
                 ONEIDA LTD., RUSSELL 2000 INDEX AND PEER GROUP
                     (PERFORMANCE RESULTS THROUGH 1/31/01)

                             [PERFORMANCE GRAPH]

                                           1/31/96         1/31/97         1/31/98         1/31/99         1/31/00         1/31/01
 ONEIDA LTD.                               100.00          115.55          279.40          150.10          224.73          194.28
 RUSSELL 2000 INDEX                        100.00          118.89          140.19          140.31          163.14          164.95
 PEER GROUP                                100.00          151.95          167.89          132.84          129.85          135.75

                        APPROVAL OF INDEPENDENT AUDITORS

    The Audit Committee of the Board of Directors has recommended the appointment of PricewaterhouseCoopers LLP as independent certified public accountants. The Board of Directors of the Corporation has appointed PricewaterhouseCoopers LLP for the purpose of auditing the Corporation's accounts for the fiscal year ending January 26, 2002 and stockholder approval of such appointment is requested.

    PricewaterhouseCoopers LLP fees for services provided to the Corporation for the fiscal year ended January 27, 2001 are as follows: Audit Fees -- $457,000; Financial Information Systems Design and Implementation Fees -- $0; All Other Fees -- $953,000. All Other Fees includes $367,000 for acquisition related work, while the majority of the remainder is for consulting relating to operational restructuring which consulting work will be completed in June 2001.

    The Board of Directors considers such auditors to be well qualified and recommends a vote FOR the proposal to approve the appointment of PricewaterhouseCoopers LLP. In the event such appointment is not approved by stockholders, the Board of Directors will appoint other auditors at the earliest feasible time.

    Representatives from PricewaterhouseCoopers LLP will attend the Annual Meeting with the opportunity to make a statement and to answer questions from stockholders.

                             STOCKHOLDER PROPOSALS

    Pursuant to new amendments to Rule 14a-4(c) of the Securities Exchange Act of 1934, as amended, if a stockholder who intends to present a proposal at the 2002 Annual Meeting of Stockholders does not notify the Corporation of such proposal on or prior to March 8, 2002, then management proxies will be allowed to use their discretionary voting authority to vote on the proposal when the proposal is raised at the Annual Meeting, even though there is no discussion of the proposal in the 2002 proxy statement.

    Notwithstanding the above, in order to be included in the Corporation's proxy statement relating to the 2002 Annual Meeting, proposals of stockholders intended to be presented to the Corporation's 2002 Annual Meeting of Stockholders must be received at the Corporation's principal executive offices not later than December 26, 2001.

                                 OTHER MATTERS

    Other than the foregoing, the Board of Directors knows of no matters which will be presented at the Annual Meeting for action by stockholders. However, if any other matters properly come before the meeting, or any adjournment thereof, it is anticipated that the proxies will be voted according to the best judgment of the persons acting by authorization of the proxies.

    The Annual Report of the Corporation for the fiscal year ended January 27, 2001 including audited financial statements is included with this mailing.

                                          By Order of the Board of Directors

                                          CATHERINE H. SUTTMEIER

                                          CATHERINE H. SUTTMEIER
                                                Secretary

Oneida, New York
April 24, 2001

                                                                        APPENDIX

                                  ONEIDA LTD.
                            AUDIT COMMITTEE CHARTER

COMPOSITION:

    Annually, the Board of Directors shall designate an Audit Committee consisting of three or more directors, each of whom shall have no relationship to the Corporation that may interfere with the exercise of their independence from management and the Corporation and shall otherwise satisfy the applicable membership requirements under the rules of the New York Stock Exchange, Inc. as such requirements are interpreted by the Board of Directors in its business judgment.

PURPOSES:

    The function of the Audit Committee is oversight. The management of the Corporation is responsible for the preparation, presentation and integrity of the Corporation's financial statements. Management is responsible for maintaining appropriate accounting and financial reporting principles and policies and the internal auditing departments responsible for conducting reviews of internal controls designed to assure compliance with policies, procedures and processes of the Corporation. The independent auditor is responsible for planning and carrying out a proper audit and reviews, including reviews of the Corporation's quarterly financial statements prior to the filing of each quarterly report on Form 10-Q, and other procedures. In fulfilling their responsibilities hereunder, it is recognized that members of the Audit Committee are not full-time employees of the Corporation and are not, and do not represent themselves to be, accountants or auditors by profession or experts in the fields of accounting or auditing. As such, it is not the duty or responsibility of the Audit Committee or its members to conduct 'field work' or other types of auditing or accounting reviews or procedures, and each member of the Audit Committee shall be entitled to rely on (i) the integrity of those persons and organizations within and outside the Corporation that it receives information from and (ii) the accuracy of the financial and other information provided to the Audit Committee by such persons or organizations absent actual knowledge to the contrary (which shall be promptly reported to the Board of Directors).

    The purposes of the Audit Committee are to assist the Board of Directors:

        1. In its oversight of the Corporation's accounting and financial reporting principles and policies and internal accounting controls and procedures;

        2. In its oversight of the Corporation's financial statements and the independent audit thereof;

        3. In selecting, evaluating and, where deemed appropriate, replacing the independent auditor; and

        4. In evaluating the independence of the independent auditor.

    The independent auditor for the Corporation is ultimately accountable to the Board of Directors (via the Audit Committee). The Committee shall have direct access to the independent auditor, as well as the Corporation's internal auditor and all officers and employees of the Corporation.

    The Board of Directors, with the assistance of the Audit Committee, has the ultimate authority and responsibility to select, evaluate and, where appropriate, replace the independent auditor.

RESPONSIBILITIES:

    The Audit Committee shall:

         1. Evaluate and recommend to the Board of Directors the accounting firm to be selected by the Board as independent auditor of the Corporation and its subsidiaries.

         2. Act on behalf of the Board in meeting and conducting reviews with the independent auditor, the internal auditor, the ethics officer and the appropriate corporate officers.

         3. Consider the impact on the Corporation's financial statements of any changes in accounting procedures and policies, and adequacy of internal controls, and make recommendations on such matters to the Board of Directors.

         4. Meet with the independent auditor, the appropriate corporate officers and the Corporation's internal auditor during each year to
            (a) review and make recommendations to the Board concerning the independent auditor's proposal on the scope of their audit and related fees and services and the scope of the respective audits of the internal auditor; (b) review the results of such audits;
            (c) review the form of opinion the independent auditor proposes to render to the Corporation; (d) review interim and annual financial reports and disclosures prior to release and submit to the Board any recommendations it may have from time-to-time with respect to financial reporting and accounting practices and policies;
            (e) obtain from the independent auditor assurance that the audit was conducted in a manner consistent with Section 10A of the Securities Exchange Act of 1934, as amended, which sets forth certain procedures to be followed in any audit of financial statements required under the Securities Exchange Act of 1934; and (f) discuss with the Corporation's General Counsel any significant legal matters that may have a material effect on the financial statements, the Corporation's compliance policies, including material notices to or inquiries received from governmental agencies.

         5. Ensure that the independent auditor submits on a periodic basis to the Committee a formal written statement delineating all relationships between the independent auditor and the Corporation, and actively engage in a dialogue with the independent auditor with respect to any disclosed relationships or services that may impact the objectivity and independence of the independent auditor.

         6. Consider the results of the independent auditors' last peer review, litigation status, and disciplinary actions, if any.

         7. Advise the internal auditor that he or she is expected to provide the Audit Committee summaries of and, as appropriate, the significant reports to management prepared by the internal auditing department and management's responses thereto.

         8. Review with the General Counsel and other appropriate management employees whether the Company appropriately complies with its legal and regulatory obligations, establishes and promotes a suitable code of ethics and business conduct, and is maintaining effective controls against employee conflict of interest and fraud.

         9. Review the results of the internal audit department's assessment of related party transactions.

        10. Be consulted, and its consent obtained, prior to the selection or termination of the internal auditor.

        11. Review management's assessment of financial risks.

        12. Authorize special investigations and studies which arise out of the Committee's areas of responsibility.

        13. Report on the Committee's activities on a regular basis to the Board of Directors.

        14. Conduct a self-assessment at least every three years.

        15. Advise management, the internal auditing department and the independent auditor that they are expected to provide to the Audit Committee a timely analysis of significant financial reporting issues and practices.

        16. Consider any reports or communications (and management's and/or the internal audit department's responses thereto) submitted to the Audit Committee by the independent auditor required by or referred to in SAS 61 (as codified by AU Section 380), as may be modified or supplemented.

        17. Prepare any report of the Committee required by the rules of the Securities and Exchange Commission to be included in the Corporation's annual proxy statement.

        18. Perform any other functions deemed appropriate by the Board of Directors.

        19. Review this Charter at least annually and recommend any changes to the Board of Directors.

MEETINGS

    The Audit Committee shall meet at least four times annually to discuss with management the annual audited financial statements and quarterly financial results. The Audit Committee should meet separately at least annually with management, the director of the internal auditing department and the independent auditor to discuss any matters that the Audit Committee or any of these persons or firms believe should be discussed privately. The Audit Committee may request any officer or employee of the Corporation or the Corporation's outside counsel or independent auditor to attend a meeting of the Audit Committee or to meet with any members of, or consultants to, the Audit Committee.

    Members of the Audit Committee may participate in a meeting of the Audit Committee by means of conference call or similar communications equipment by means of which all persons participating in the meeting can hear each other.

                                                                     APPENDIX 1


                   ONEIDA LTD. -- ANNUAL MEETING MAY 30, 2001

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
           ANNUAL MEETING OF STOCKHOLDERS ONEIDA LTD. -- MAY 30, 2001

The undersigned, a holder of Common Stock of ONEIDA LTD., hereby appoints GEORGIA S. DERRICO, PETER J. KALLET and CATHERINE H. SUTTMEIER, as Proxies of the undersigned with full power of substitution and revocation, to vote all shares of the stock of Oneida Ltd. which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of Oneida Ltd. to be held May 30, 2001, and at any adjournments thereof, hereby revoking any other Proxy heretofore given. A majority of said Proxies or their substitutes as shall be present and acting at the said meeting shall have and may exercise all the powers of said Proxies hereunder. The said Proxies are instructed:

                   CONTINUED AND TO BE SIGNED ON REVERSE SIDE

[X] Please mark your
    votes as in this
    example

--------------------------------------------------------------------------------

                                FOR      WITHHELD        NOMINEES:
1.  ELECTION of the following   [ ]        [ ]              W. Allyn
    nominees as directors                                   A. Conseur
    for a three-year term                                   G. Harden
    expiring May 26, 2004.                                  C. Suttmeier

FOR ALL EXCEPT as indicated to the contrary below:


----------------------------------

                                                FOR      AGAINST      ABSTAIN
2. TO VOTE on the proposal to approve the       [ ]        [ ]          [ ]
   appointment of PricewaterhouseCoopers
   LLP as independent auditors.

3. To act in their discretion on such other matters as may properly come before said meeting or any adjournment thereof.

Shares will be voted as specified and where no specification is made the vote of the undersigned will be cast FOR the selection of directors and FOR the proposal outlined in (2).

IMPORTANT: Please sign, date, and return this Proxy promptly in the accompanying envelope.

__________________ DATE:______, 2001  _________________________ DATE:_____, 2001
     SIGNATURE                         SIGNATURE IF HELD JOINTLY